UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933
Date of Report (Date of earliest event reported):  March 14, 2019

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35989	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (925) 935-3840
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2019, Owens Realty Mortgage, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Hovde Capital Advisors, LLC and certain of its affiliates (collectively, the “Hovde Parties”).

Pursuant to the Agreement, the Company committed to reimburse the Hovde Parties for their reasonable, documented out-of-pocket fees and expenses incurred in connection with their proxy contest to elect Steven Hovde and James Hua to the Company’s Board of Directors (the “Board”) at the Company’s 2018 annual meeting of stockholders.

With respect to any meeting of the Company’s stockholders held prior to the termination of the Agreement, the Hovde Parties have agreed to, among other things, vote in favor of the Company’s director nominees and, subject to certain exceptions, vote in accordance with the Company’s recommendation on all other proposals.

The Hovde Parties also agreed to certain customary standstill provisions during the term of the Agreement, prohibiting them from, among other things, (i) making certain public announcements, (ii) soliciting proxies, (iii) taking public actions to change or influence the Board, Company management, or direction of certain Company matters, (iv) exercising certain stockholder rights, and (v) entering into any arrangement or agreement to circumvent any of the restrictions on the Hovde Parties in the Agreement.

During the term of the Agreement, the Company and the Hovde Parties have agreed that they will not disparage each other and that they will not initiate any lawsuit, claim, or proceeding with respect to any claims against the Company or any of the Hovde Parties, as applicable, except for any legal proceeding initiated solely to remedy a breach of or to enforce the Agreement.

The Agreement will terminate on the tenth business day prior to the stockholder nomination deadline for the Company’s 2021 annual meeting of stockholders.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated March 14, 2019, by and among Owens Realty Mortgage, Inc., Hovde Capital Advisors, LLC and the other parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS REALTY MORTGAGE, INC., a Maryland corporation

Date: March 19, 2019	By: /s/ Bryan H. Draper
Name: Bryan H. Draper
Title: President and Chief Executive Officer